––

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2019

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2019, GMS Inc. (the “Company”) announced that Lynn Ross, age 52, the Company’s Corporate Controller and Chief Accounting Officer, will serve as the Company’s interim principal financial officer, effective January 9, 2019, until such time as the Company appoints the successor to H. Douglas Goforth, its former principal financial officer.  The Company previously announced the resignation of Mr. Goforth on October 1, 2018, which resignation became effective on December 31, 2018.

Ms. Ross has served as the Company’s Corporate Controller and Chief Accounting Officer since September 2016. Ms. Ross served as the Company’s Corporate Controller from January 2015 to September 2016. Prior to joining the Company, Ms. Ross served as the Corporate Controller of Floor and Decor Outlets of America, Inc., a retailer of floor and wall coverings.  From 2004 to 2011, Ms. Ross worked for Georgia-Pacific LLC in various accounting and finance positions.  Prior to 2004, Ms. Ross was an Audit Senior Manager at Deloitte & Touche LLP, an international accounting firm. Ms. Ross holds a B.S.B.A. in Accounting from Appalachian State University and is a Certified Public Accountant in the state of Georgia.

In connection with her appointment as interim principal financial officer, Ms. Ross’ salary was increased from $257,504 to $334,750.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: January 10, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary

3